Exhibit 10.4

NUZEE, INC.

STOCK OPTION AGREEMENT

(2023 Equity Incentive Plan)

Nonqualified Stock Options

This Stock Option Agreement (the “Agreement”) is entered into as of [__________], (the “Grant Date”), by and between NuZee, Inc., a Nevada corporation (the “Company”), and [_____________] (the “Optionee”) pursuant to the NuZee, Inc. 2023 Equity Incentive Plan (the “Plan”). Any capitalized term used herein but not defined in this Agreement shall have the same meaning ascribed to it in the Plan. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and the Plan, the terms and conditions of the Plan shall govern.

1. Grant of Option. The Company hereby grants to Optionee an option (the “Option”) to purchase all or any portion of a total of [_________] shares of the Common Stock of the Company (the “Shares”) at a purchase price of $[________] per share (the “Exercise Price”), which price equals the per share Fair Market Value of a Share as of the Grant Date and is subject to the terms and conditions set forth herein and the provisions of the Plan. This Option is not intended to qualify as an “incentive stock option” as defined in Section 422 of the Code but shall constitute a nonqualified stock option.

2. Vesting of Option. No portion of this Option may be exercised until such portion shall have become exercisable. The right to exercise this Option shall vest pursuant to the vesting terms set forth in this Section 2. The Option may be exercised, in whole or in part, in accordance with the following vesting schedule:

2.1 [_____] Shares upon the Company’s achievement of [__________];

2.2 [_____] Shares upon the Company’s achievement of [__________]; and

2.3 [_____] Shares upon the Company’s achievement of [__________].

The Committee shall, on an annual basis and in its sole discretion: (i) determine whether the applicable vesting terms set forth herein were satisfied and (ii) approve the actual amount of Shares that vested in the applicable fiscal year, in each case as promptly as practicable following the Company’s public filing of its audited financial statements for the applicable fiscal year. In the event that any applicable performance target is not satisfied in a respective fiscal year, the Shares that would have vested in the applicable fiscal year shall be forfeited, regardless of whether any performance targets are satisfied in any subsequent fiscal year.

No additional Shares shall vest after the date of termination of Optionee’s relationship as a Service Provider, but this Option shall continue to be exercisable in accordance with Section 3 below with respect to that number of Shares that have vested as of the date on which Optionee’s relationship as a Service Provider terminates. Optionee’s status as a Service Provider shall not be considered interrupted in the case of a transfer between the Company and any Subsidiary and otherwise shall be administered in accordance with Section 8.1 of the Plan.

3. Term of Option. Optionee’s right to exercise this Option shall terminate upon the first to occur of the following:

3.1 the expiration of ten (10) years from the date of this Agreement; or

3.2 the expiration of three (3) months from the date of Optionee’s termination as a Service Provider if such termination occurs for any reason other than permanent Disability, death or for Cause (as defined in Section 8 below); provided, however, that if Optionee dies during such three-month period the provisions of Section 3.4 below shall apply; or

3.3 the expiration of one (1) year from the date of Optionee’s termination as a Service Provider if such termination is due to permanent Disability of Optionee; or

3.4 the expiration of one (1) year from the date of Optionee’s termination as a Service Provider if such termination is due to Optionee’s death or if death occurs during the three-month period following the date of Optionee’s termination as a Service Provider pursuant to Section 3.2 above, as the case may be; or

3.5 upon the consummation of a Change in Control, unless otherwise provided pursuant to Section 8 below; or

3.6 the date of Optionee’s termination as a Service Provider as a result of a termination by the Company or a Subsidiary for Cause.

4. Exercise of Option. On or after the vesting of any portion of this Option in accordance with Sections 2 or 8 hereof, and until termination of the right to exercise this Option in accordance with Section 3 above, the portion of this Option which has vested may be exercised in whole or in part by Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

4.1 A written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

4.2 A payment of the exercise price for Shares the Optionee is purchasing, to the extent permitted by law, in one of the following forms:

(a) A check or cash;

(b) By a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise of the Option by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price. Optionee must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment;

(c) By delivery to the Company (either by actual delivery or attestation) of previously owned Shares that are owned free and clear of any liens, claims, encumbrances or security interests. The Fair Market Value of the Shares will be determined as of the effective date of the option exercise. The Option may not be exercised by delivery to the Company of previously owned Shares if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s Common Stock;

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(d) Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board (“Regulation T”) that, following the exercise of this Option but prior to the issuance of the Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate Exercise Price to the Company from the sales proceeds. For avoidance of doubt, this manner of payment is also known as a “broker-assisted cashless exercise” in which Optionee exercises his or her Option to acquire Shares and sell enough of the Shares to cover the aggregate Exercise Price, estimated income taxes, and any applicable fees; or

(e) A combination of (a), (b), (c) or (d) above.

4.3 Payment of any and all applicable taxes, including, without limitation, any penalties or interest based upon such tax obligations associated with the exercise of this Option. Optionee may not exercise this Option unless Optionee has made acceptable arrangements to satisfy any withholding or other taxes that may be due as a result of the exercise of this Option or sale of Shares acquired under this Option, including any amount to satisfy the Company’s withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise of this Option. In accordance with Regulation T, such withholding taxes may be settled by “broker-assisted cashless exercise” which results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay such withholding taxes from the sales proceeds. To the extent approved by the Committee in its discretion and with all terms and conditions determined by the Committee, payment of withholding taxes may be made in another form of legal consideration acceptable to the Committee and in accordance with the terms of the Plan.

4.4 Any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Shares upon exercise of the Option (and any subsequent resale of the Shares) will be in compliance with applicable laws and regulations.

The Shares issued upon exercise of the Option shall be transferred to Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such transfer and with the requirements of this Agreement and the Plan. The determination of the Committee as to such compliance shall be final and binding on Optionee.

5. Death of Optionee; No Assignment. The rights of Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If Optionee’s relationship as a Service Provider terminates as a result of his or her death and provided Optionee’s rights hereunder shall have vested pursuant to Section 2 above, Optionee’s legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of Optionee (individually, a “Successor”) shall succeed to Optionee’s rights and obligations under this Agreement. After the death of Optionee, only a Successor may exercise this Option.

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6. Incorporation of Plan. Notwithstanding anything herein to the contrary, the Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee. Optionee acknowledges receipt of a copy of the Plan.

7. Adjustments Upon Changes in Capital Structure. In the event that the outstanding Shares are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Committee to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of Optionee under this Option, in accordance with the provisions of the Plan.

8. Change in Control. In the event of a Change in Control of the Company:

8.1 Notwithstanding Section 2 above, provided Optionee’s relationship as a Service Provider has not terminated from the Grant Date through the effective date of the Change in Control, the right to exercise this Option shall accelerate automatically and vest in full effective as of immediately prior to the consummation of such a Change in Control unless this Option is to be assumed by the acquiring or successor entity (or parent thereof) or new options or new incentives are to be issued in exchange therefor, as provided in subsection (b) below. If vesting of this Option will accelerate, the Committee in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of this Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and (y) the aggregate Exercise Price for such Shares (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction the Committee determines in good faith that no amount would have been attained upon the exercise of this Option, then the Option may be terminated by the Company without payment). If the vesting of this Option will accelerate, the Committee shall cause written notice of the Change in Control transaction to be given to Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

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8.2 The vesting of this Option shall not accelerate if and to the extent that:

(a) this Option (including the unvested portion thereof) is to be assumed by the acquiring or successor entity (or parent thereof) or a new option of comparable value is to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or

(b) this Option (including the unvested portion thereof) is to be replaced by the acquiring or successor entity (or parent thereof) with new incentives containing such terms and provisions as the Committee in its discretion may consider equitable. If this Option is assumed, or if a new option of comparable value is issued in exchange therefor, then this Option or the new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of this Option or the new option shall remain the same as nearly as practicable and in a manner satisfying the provisions of Section 409A of the Code.

8.3 If the provisions of subsection (b) above apply, then this Option, the new option or the new incentives shall continue to vest in accordance with the provisions of Section 2 above and shall continue in effect for the remainder of the term of this Option in accordance with the provisions of Section 3 above. However, in the event of an Involuntary Termination (as defined below) of Optionee’s relationship as a Service Provider on or following such Change in Control, then vesting of this Option, the new option or the new incentives shall accelerate in full automatically effective upon such Involuntary Termination.

8.4 As defined and used for purposes of this Agreement, “Involuntary Termination” shall mean the termination of Optionee’s relationship as a Service Provider for any reason other than (i) termination for Cause or (ii) Optionee’s voluntary resignation (unless such resignation is at the request of the acquirer in which case Optionee’s termination will deemed involuntary).

8.5 The determination that a termination of Optionee’s relationship as a Service Provider is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the termination of Optionee’s relationship as a Service Provider was terminated by reason of dismissal without Cause for the purposes of outstanding Options held by Optionee shall have no effect upon any determination of the rights or obligations of the Company or Optionee for any other purpose. If, subsequent to the termination of Optionee’s relationship as a Service Provider, it is discovered that Optionee could have been terminated for Cause, Optionee shall, at the election of the Company, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. In such event, any amounts or Shares received under this Agreement, or the cash equivalent thereof, shall be returned to the Company within thirty (30) days of the Company’s written demand.

9. No Agreement to Continue Service Relationship. Nothing in this Agreement shall be construed as granting to Optionee any right with respect to the continuance of any relationship that Optionee might have as a Service Provider. To the extent applicable, the right of the Company or any Subsidiary to terminate at will Optionee’s employment or service relationship at any time (whether by dismissal, discharge or otherwise), and, if applicable, Optionee’s service as a Director pursuant to the bylaws of the Company, and any applicable provisions of governing state law, with or without Cause, is specifically reserved.

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10. Rights as Stockholder. Optionee (or Successor) shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any of the Shares unless and until this Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to Optionee, and Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, Optionee shall have full voting, dividend and other ownership rights with respect to such Shares for which the Option has been exercised.

11. Notices. All notices required or permitted in connection with this Agreement shall be in writing and shall be deemed delivered and received: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile to the specified address or number, if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three days after having been sent by registered or certified mail to the specified address, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier directed to the specified address for next day delivery, with written notification of receipt. All communications shall be sent to the address of Optionee set forth on the Company’s records, and, if to the Company, at the Company’s principal place of business, or at such other address or electronic mail address as any party hereto may designate in advance.

12. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada without giving effect to the conflicts of laws principles thereof.

14. Clawback. Pursuant to Section 12.7 of the Plan, every Award issued pursuant to the Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or any policy of the Company. By accepting this Option Award, Optionee agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law or prescribed by any policy of the Company.

15. Data Privacy. In order to administer the Plan, the Company may process personal data about Optionee. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about Optionee such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this grant, Optionee gives explicit consent to the Company to process any such personal data.

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16. Fractions. To the extent that a fractional number of Shares vest or that the Company is obligated to issue a fractional number of Shares, such number will be rounded down to the nearest whole share number.

17. Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.

18. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on Optionee, Optionee’s heirs, executors, administrators and successors, and the Company for all purposes.

19. Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted to both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

20. Entire Agreement. This Agreement and the terms and conditions of the Plan constitute the entire understanding between Optionee and the Company, and supersede all other agreements, whether written or oral, with respect to the Award.

21. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

22. Section 409A. The intent of the parties is that the Options be exempt from the provisions of Section 409A of the Code and, accordingly, to the maximum extent permitted, this agreement shall be interpreted to be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company, any Subsidiary or Parent be liable for any additional tax, interest or penalties that may be imposed on Optionee by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code hereunder or otherwise.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the date first above written.

NUZEE, INC.	OPTIONEE

By:	By:
Name:	Name:
Title:

[Signature Page to Stock Option Agreement]